Exhibit a(2)

                            BT INSURANCE FUNDS TRUST

                              AMENDMENT NO. 1 TO THE DECLARATION OF TRUST
                                                        FOR
                            ESTABLISHMENT AND DESIGNATION OF ADDITIONAL SERIES

         The undersigned, being all the Trustees of BT Insurance Funds Trust (the "Trust"), hereby certify that pursuant to Article V, Section 5.11 of the Trust's Declaration of Trust (the "Declaration of Trust") dated January 18, 1996, the following votes were duly adopted by the majority of the Trustees of the Trust at a Board meeting held on July 16, 1996:

RESOLVED: That the Declaration of Trust of the Trust, as amended to date, is hereby further -------- amended so as to establish and designate three new series of the Trust, such series to be known as "Small Cap Index Fund", "EAFE(R)Equity Index Fund" and "Equity 500 Index Fund", and that the number of shares of each such series which the Trust is authorized to issue is an unlimited number of shares of beneficial interest, par value $.001 per share, with the shares of each such series having such relative rights and preferences as set forth in the Declaration of Trust for separate series; and further

RESOLVED: That the appropriate officers of the Trust be, and each hereby is, authorized and -------- empowered to execute all instruments and documents and to take all actions, including the filing of an Amendment to the Trust's
Declaration of Trust with the Secretary of State of the Commonwealth of Massachusetts and the Clerk of the City of Boston, Massachusetts, as they or any one of them in his or her sole discretion deems necessary or appropriate to carry out the intents and purposes of the foregoing vote; and further

RESOLVED: That the Board hereby authorizes the filing with the Securities and Exchange Commission of a Post-Effective Amendment or Amendments to the Trust's Registration Statement on Form N-1A, representing the addition of Small Cap Index Fund, EAFE(R) Equity Index Fund and Equity 500 Index Fund to the Trust.

         IN WITNESS WHEREOF, the undersigned has executed this amendment as of this 16th day of July, 1996.


/s/William E. Small                                  /s/Desmond G. FitzGerald
(William E. Small)                                   (Desmond G. FitzGerald)



/s/Robert R. Coby                           /s/James S. Pasman, Jr.
(Robert R. Coby)                            (James S. Pasman, Jr.)